As filed with the Securities and Exchange Commission on [ ], 2010	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	38-3391345
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10753 Macatawa Drive, Holland, Michigan  49424
(616) 820-1444

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Jon W. Swets Chief Financial Officer 10753 Macatawa Drive, Holland, Michigan 49424 (616) 820-1444	Copies of communication to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2752
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

          Approximate date of commencement of proposed sale to the public:   From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, no par value	1,500,000	$9.00	$13,500,000	$ 962.55

(1)

Estimated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the amount of the registration fee based on a warrant exercise price of $9.00 with respect to shares of common stock issuable upon exercise of warrants to acquire shares of common stock held by the company.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities subject to this prospectus may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH [                  ], 2010

PROSPECTUS

MACATAWA BANK CORPORATION

1,500,000 Shares of Common Stock

          This prospectus relates to the resale from time to time of up to 1,500,000 shares of our common stock, no par value, issuable upon the exercise of previously issued stock purchase warrants. We issued the warrants pursuant to a Settlement and Release and Stock and Warrant Issuance Agreement, as amended, between Macatawa Bank Corporation and the litigation participants named in the Settlement and Release and Stock and Warrant Issuance Agreement in connection with legal proceedings related to Trade Partners, Inc. Additional information about the legal proceedings relating to Trade Partners may be found in Item 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

          We are not selling any shares of common stock and will not receive any proceeds from the sale by selling shareholders of any shares of common stock under this prospectus. Upon the exercise of the warrants for 1,500,000 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $9.00 per share. The warrants have a net or "cashless" exercise provision that allows the holders to pay the exercise price by accepting a reduction in the number of shares of our common stock received having a market value equal to the exercise price.

          The selling shareholders identified in this prospectus, or their transferees or other successors-in-interest, may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

          Macatawa common stock is traded on the Nasdaq Global Select Market under the symbol MCBC. The last sale price of Macatawa's common stock reported by Nasadaq on [            ], 2010, was $[      ] per share.

Investing in our common stock involves risks.  See "Risk Factors" on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

__________________________

The date of this prospectus is [              ], 2010.

TABLE OF CONTENTS

__________________________

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, the selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling shareholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The obligation to deliver a prospectus and prospectus supplement may be satisfied under certain conditions by the Company's filing of a prospectus or prospectus supplement with the Securities and Exchange Commission and public access to these documents through the Commission's EDGAR system. This prospectus may also be supplemented and updated by the Company filing reports with the Commission which are incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Information By Reference."

          You should rely only on the information contained or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, risk factors, financial condition, results of operations and prospects may have materially changed since those dates.

          We may suspend the effectiveness of this prospectus and any prospectus supplement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any suspension period may not exceed an aggregate of (i) 30 days in any 90-day period; or (ii) 90 days in any 360-day period. We need not specify the nature of the event giving rise to a suspension in any notice to holders of notes of the existence of such a suspension. Each holder, by its acceptance of the notes, agrees to hold any communication by us in response to a notice of a proposed sale in confidence. Neither this prospectus nor any prospectus supplement may be used to offer or sell securities when suspended.

          Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

PROSPECTUS SUMMARY

          This summary highlights information contained elsewhere and incorporated by reference in the prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the information incorporated by reference in this prospectus, before making an investment decision.

Our Company

          Macatawa Bank Corporation is a Michigan corporation and a registered bank holding company. It wholly-owns Macatawa Bank, Macatawa Statutory Trust I and Macatawa Statutory Trust II. Macatawa Bank is a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation. The bank operates twenty-six branch offices and a lending and operational service facility offering commercial and personal banking services, including checking, savings and certificates of deposit accounts, cash management, safe deposit boxes, travelers checks, money orders, trust services and commercial, mortgage and consumer loans in Kent County, Ottawa County, and northern Allegan County, Michigan. Other services we offer include ATMs, internet banking, telephone banking and debit cards. Macatawa Bank provides various brokerage services including discount brokerage through Infinex, personal financial planning and consultation regarding mutual funds. Macatawa Statutory Trust I is a grantor trust that issued a pooled trust preferred security in 2003. Macatawa Statutory Trust II is a grantor trust that issued a pooled trust preferred security in 2004. As of December 31, 2009, we had total assets of $1.83 billion, total deposits of $1.42 billion, approximately 102,000 deposit accounts and shareholders' equity of $88.0 million.

          Our headquarters and administrative offices are located at 10753 Macatawa Drive, Holland, Michigan 49424, and our telephone number is (616) 820-1444. Our internet website address is www.macatawabank.com. We make available free of charge through this website our annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after filing such reports with the Securities and Exchange Commission. The reference to our website address does not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

The Offering
Securities Offered	1,500,000 shares of common stock issued upon exercise of warrants with an exercise price of $9.00 per share.

Common stock outstanding after this offering [1]	19,197,878 shares, assuming the full exercise of all of the warrants.

Use of proceeds

Assuming the exercise of warrants to purchase all 1,500,000 shares at $9.00 per share, we would receive gross proceeds of $13,500,000. We intend to use the proceeds from the exercise of warrants, if any, for general corporate purposes. We will not receive any proceeds from the sale by selling shareholders of shares of common stock under this prospectus. See "Use of Proceeds."

Risk Factors

You should carefully read and consider the information set forth under the heading "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, in any reports subsequently filed with the Securities and Exchange Commission, and the other information included in or incorporated by reference into this prospectus before making an investment decision.

Nasdaq Symbol for Common Stock	MCBC

1  The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of March 11, 2010.

RISK FACTORS

          An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the information included or incorporated by reference into this prospectus and the risks related to the Company described under the heading "Risk Factors" in our most recent Annual Report on Form 10-K for the year ended December 31, 2009 and all of our subsequent Annual Reports on Form 10-K and quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as they may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our risk factors will change with the passage of time. You should always review and consider the discussion of risk factors and forward-looking statements in our most recent Form 10-K and Annual Report and subsequent Form 10-Q quarterly reports at the time you make an investment decision.

FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Macatawa Bank Corporation. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to real estate valuation, future levels of non-performing loans, the rate of asset dispositions, capital raising activities, dividends, future growth and funding sources, future liquidity levels, future profitability levels, our ability to continue as a going concern, the effects on earnings of changes in interest rates and the future level of other revenue sources. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. All of the information concerning interest rate sensitivity is forward-looking. Our ability to fully comply with our Consent Order, improve regulatory capital ratios, successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, improve internal controls over financial reporting, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on Macatawa Bank Corporation and its shareholders. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

          Risk factors include, but are not limited to, the risk factors described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and all of our subsequent Annual Reports on Form 10-K and quarterly reports on Form 10-Q; the timing and level of asset growth; changes in market interest rates, changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; the impact of possible future litigation; governmental and regulatory policy changes; changes in value and credit quality of investment securities; the local and global effects of current and future military actions; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

USE OF PROCEEDS

          If all warrants are exercised in full and the exercise price for all warrants is paid in cash, Macatawa will receive gross proceeds of $13,500,000.  We intend to use the proceeds from the exercise of the warrants, if any, for general corporate purposes. We will not receive any proceeds from the sale by selling shareholders of shares of common stock under this prospectus.

DETERMINATION OF OFFERING PRICE

          We are not selling any shares of common stock and will not receive any proceeds from the sale by selling shareholders of shares of common stock under this prospectus. Upon the exercise of the warrants for 1,500,000 shares of our common stock by payment of cash, we will receive the exercise price of the warrants, which is $9.00 per share. The warrants have a net or "cashless" exercise provision that allows the holders to pay the exercise price by accepting a reduction in the number of shares of our common stock received having a market value equal to the exercise price. We will not have any control over the price at which selling shareholders offer and sell shares of common stock under this prospectus. The price of which shares are offered and sold by selling shareholders will likely be determined by the selling shareholders, their purchasers and market conditions at the time of the offer and sale.

SELLING SHAREHOLDERS

          The name of each holder of record of a warrant and the number of shares which could be offered and sold by that warrant holder under this prospectus if the warrant holder's warrant is exercised in full and the exercise price is paid in full in cash, is listed in the appendix to this prospectus which appendix is here incorporated by reference. Unless otherwise expressly stated in the appendix, no warrant holder is known to the Company to have held any position, office or other material relationship with the Company or its affiliates within the past three years. Unless otherwise expressly stated in the appendix, no warrant holder would receive more than 1% of the Company's issued and outstanding common stock by exercise of the warrant and no holder of a warrant is known to the Company to be the beneficial owner of a material amount of the Company's shares or other securities. The appendix to this prospectus may be updated by the Company from time to time by the filing of a prospectus supplement or by filing the updated appendix as an exhibit to a Form 8-K current report or other report filed with the Commission which is incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

          The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders or the selling shareholders' pledgees, donees, transferees or other successors-in-interest who have received from the selling shareholders shares as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq Global Select Market in the over-the-counter market or otherwise, at fixed prices that may be changed, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions or otherwise in accordance with the rules of the applicable exchange or market. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for their own accounts pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	crosses;

•	a transaction on the NASDAQ Global Select Market or in the over-the-counter market;

•	in privately negotiated transactions;

•	through the distribution of the shares to a shareholder's partners, members or shareholders;

•

in options transactions, including through the writing of put or call options (whether those options are listed on an options exchange or otherwise) relating to the shares to be resold pursuant to this prospectus, or the short sales;

•	loans or pledges of shares to broker-dealers or other financial institutions, which in turn may sell such shares.

          In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus.

          In offering the shares covered by this prospectus, the selling shareholders and any underwriters, broker-dealers, or agents that participate in the distribution of shares covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Selling shareholders who are deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent selling shareholders may be deemed to be "underwriters," they may be subject to statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act, and Rule 10b5-1 under the Exchange Act. The selling shareholders may indemnify any underwriter, broker-dealer, or agent that participates in transactions involving the sale of shares against certain liabilities, including liabilities arising under the Securities Act.

          In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. As of the date of this prospectus, the Company is not aware of any plans, arrangements or undertakings between any selling shareholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling shareholders. At the time a particular offer of shares is made pursuant to this prospectus, if required, a prospectus supplement will be filed that will set forth the amount of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          We have agreed with the Warrant Agent to use our commercially reasonable effort to keep the registration statement of which this prospectus constitutes a part effective for as long as the warrants are exercisable.

DESCRIPTION OF SECURITIES

          We are registering the sale of 1,500,000 shares of our common stock that are issuable upon the exercise of warrants issued pursuant to the Settlement Agreement.

Description of Warrants

          The following description of the warrants does not purport to be complete and is qualified in its entirety by reference to the Settlement and Release and Stock and Warrant Issuance Agreement, as amended (the "Settlement Agreement"), the warrant agreement and addendum to the warrant agreement entered into between the Company and Registrar and Transfer Company (collectively the "Warrant Agreement"), and the warrant certificate issued to each participant, each of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

          The warrants were issued in connection with the settlement of certain litigation previously pending against Macatawa and other defendants in United States Federal Court and Kent County Circuit Court, Grand Rapids, Michigan, in accordance with the Settlement Agreement. The warrants are exercisable from time to time on any business day during the five year period commencing on the later of (a) the date that is 366 days after the warrants are issued to the initial holder, and (b) the date the registration statement of which this prospectus is a part becomes effective (the "Exercise Period"). Each holder of a warrant has the right, during the Exercise Period, to purchase from us the number of shares of our common stock which the holder may at the time be entitled to receive upon payment of the exercise price then in effect for such warrant.

          The warrants were issued in two series. The first series of warrants to purchase an aggregate of 1,361,753 shares of common stock were issued on June 17, 2009. The second series of warrants to purchase an aggregate of 117,056 shares of common stock were issued on July 27, 2009. The terms and conditions of the two series of warrants are identical in all respects except for the date of issuance.

          Each warrant initially entitles the holder thereof, subject to adjustment pursuant to the terms of the Warrant Agreement, to purchase one share of common stock at an exercise price of $9.00 per share. The exercise price is payable by certified or official bank check payable to the order of Macatawa, by wire transfer of funds to an account designated by Macatawa for such purpose, or by surrender to Registrar and Transfer Company as warrant agent of the right to receive a number of shares of common stock having a value equal to the exercise price (calculated to the nearest one one-hundredth of a share). Macatawa is not required to issue fractional shares of common stock on the exercise of warrants. In lieu of issuing fractional shares, Macatawa will pay an amount in cash equal to the current market value per share of common stock multiplied by such fraction, computed to the nearest whole cent.

          Upon the occurrence of certain events set forth in the Warrant Agreement, the number of shares of common stock issuable upon exercise of a warrant may be increased or reduced.  Subject to the exceptions specified in the Warrant Agreement, adjustments to the number of shares of common stock issuable upon exercise of a warrant and the exercise price may be made if Macatawa:
•	pays a stock dividend or makes another distribution of shares of its common stock to holders of common stock;

•	subdivides or reclassifies its outstanding shares of common stock into a greater number of shares of common stock; or

•	combines or reclassifies its outstanding shares of common stock into a smaller number of shares of common stock.

          In case of (i) any capital reorganization, consolidation or merger of Macatawa (other than the consolidation or merger of Macatawa with or into another corporation in which Macatawa is the continuing corporation and which does not result in any reclassification of its outstanding shares of common stock into shares of other stock or other securities or property), or (ii) the sale of all or substantially all of Macatawa's assets, the holders of warrants which have not been exercised (or otherwise expired or been terminated), the Company or successor entity will have the option to either:
•

redeem all warrants by making a cash payment to each warrant holder of an amount equal to the excess, if any, of the value of the consideration that a holder of the number of shares of Macatawa common stock underlying the warrants would receive upon the consummation of the transaction over the aggregate exercise price of the warrant; or

•	pay the kind and amount of the consideration receivable by holders of Macatawa's common stock in the transaction upon payment of the exercise price by each warrant holder.

          Prior to the exercise of any warrant, the holder of such warrant is not entitled to any rights as a shareholder of Macatawa, including, without limitation, the right to vote or to receive dividends or other distributions. Furthermore, the holders of warrants are not entitled to receive any notice of any proceedings of Macatawa except in certain limited circumstances set forth in the Warrant Agreement.

Description of Common Stock

          Macatawa's articles of incorporation authorize the issuance of up to 40,000,000 shares of common stock. Holders of Macatawa common stock, which has no par value, are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock. If Macatawa liquidates, dissolves or winds up, the holders of common stock are entitled to receive ratably all of its assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights or any rights to share in any sinking fund. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Macatawa may designate and issue in the future.

          Macatawa's common stock trades on the Nasdaq Global Select Market under the symbol MCBC. Registrar and Transfer Company is the transfer agent and registrar for Macatawa common stock.

Description of Preferred Stock

          Macatawa's articles of incorporation authorize the issuance of up to 500,000 shares of preferred stock, no par value. The board of directors of Macatawa is authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and relative voting, dividend, liquidation and other rights, preferences and limitations as the board may express in a resolution or resolutions providing for the stock. As of the date of this prospectus, Macatawa has two series of preferred stock issued and outstanding, Series A Preferred Stock and Series B Preferred Stock.

          Series A Preferred Stock. The Company filed the Certificate of Designations for the Series A Preferred Stock with the State of Michigan on October 30, 2008, which sets forth the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock. Holders of the Series A Preferred Stock generally do not have any voting rights, except as required by Michigan law. Each share of the Series A Preferred Stock may be converted at any time at the option of the holder into 111.73 shares of common stock of the Company, which represents an approximate initial conversion price of $8.95 per share of common stock. On or after the third anniversary of the issue date, at the option of the Company, the Series A Preferred Stock will be subject to mandatory conversion into common stock at the prevailing conversion rate, if the closing price of the Company's common stock exceeds 130% of the then applicable conversion price for 20 trading days during any 30 consecutive trading day period and the Company has paid full dividends on the Series A Preferred Stock for four consecutive quarters. The conversion rate and conversion price will be subject to adjustments in certain circumstances.

          Dividends on the Series A Preferred Stock are payable quarterly in arrears if, when and as declared by the Company's board of directors, at the rate of 12.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series A Preferred Stock will be non-cumulative. If the Company's board of directors or any duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent dividend period with respect to Series A Preferred Stock, junior stock or any other class or series of authorized preferred stock of the Company. With certain limited exceptions, if the Company does not pay full cash dividends on the Series A Preferred Stock for the most recently completed dividend period, the Company may not pay dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to its common stock or other stock ranking equally with or junior to the Series A Preferred Stock. The Series A Preferred Stock is not redeemable by the holders or the Company.

          Series B. Preferred Stock. The Company filed the Certificate of Designations for the Series B Preferred Stock (the "Certificate of Designations") with the State of Michigan on June 29, 2009, which sets forth the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock. Holders of the Series B Preferred Stock generally do not have any voting rights, except as required by Michigan law. Each share of the Series B Preferred Stock may be converted at any time at the option of the holder into 166.67 shares of common stock of the Company, which represents an approximate initial conversion price of $6.00 per share of common stock. On or after the third anniversary of the issue date, at the option of the Company, the Series B Preferred Stock will be subject to mandatory conversion into common stock at the prevailing conversion rate, if the closing price of the Company's common stock exceeds 120% of the then applicable conversion price for 20 trading days during any 30 consecutive trading day period and the Company has paid full dividends on the Series B Preferred Stock for four consecutive quarters. The conversion rate and conversion price will be subject to adjustments in certain circumstances. The Series B Preferred Stock is subordinate to the Series A Preferred Stock.

          Dividends on the Series B Preferred Stock are payable quarterly in arrears if, when and as declared by the Company's board of directors, at the rate of 9.00% per year on the liquidation preference of $1,000 per share. Dividends on the Series B Preferred Stock will be non-cumulative. If the Company's board of directors or any duly authorized committee thereof does not declare a dividend on the Series B Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and the Company will have no obligation to pay, and holders shall have no right to receive, a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series B Preferred Stock or any other series of preferred stock or common stock are declared for any subsequent dividend period with respect to Series B Preferred Stock, junior stock or any other class or series of authorized preferred stock of the Company. With certain limited exceptions, if the Company does not pay full cash dividends on the Series B Preferred Stock for the most recently completed dividend period, the Company may not pay dividends on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to its common stock or other stock ranking equally with or junior to the Series B Preferred Stock. The Series B Preferred Stock is not redeemable by the holders or the Company.

Anti-Takeover Provisions of Macatawa's Articles of Incorporation and Bylaws

          Our articles of incorporation and bylaws, and the laws of Michigan, include provisions which are designed to provide our board of directors with time to consider whether a hostile takeover offer is in our best interest and the best interests of our shareholders. These provisions, however, could discourage potential acquisition proposals and could delay or prevent a change in control. The provisions also could diminish the opportunities for a holder of our common stock to participate in tender offers, including tender offers at a price above the then-current price for our common stock. These provisions could also prevent transactions in which our shareholders might otherwise receive a premium for their shares over then-current market prices, and may limit the ability of our shareholders to approve transactions that they may deem to be in their best interests.

          The Michigan Business Corporation Act contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. In addition to these provisions and the provisions of our articles of incorporation and bylaws, Federal law requires the Federal Reserve Board's approval prior to acquisition of "control" of a bank holding company. All of these provisions may have the effect of delaying or preventing a change in control at the company level without action by our shareholders, and therefore, could adversely affect the price of our common stock.

Classification of Directors

          Macatawa's articles of incorporation provide for the division of the board of directors into three classes of nearly equal size with staggered three-year terms of office. The number of directors constituting the board of directors is determined from time to time by the board of directors. The board is currently composed of eight members.

Advance Notice Provisions

          Macatawa's articles of incorporation provide that shareholders may nominate a person to serve as director if they provide written notice to the Company not later than sixty (60) nor more than ninety (90) days prior to the first anniversary date of the preceding year's annual meeting. The Articles of Incorporation also specify the timing, form and content of a shareholder's notice of proposal. These provisions may prevent shareholders from making nominations for directors at an annual meeting of shareholders or from bringing matters before an annual meeting of shareholders.

Director Removal and Vacancies

          A director may be removed with or without cause by: (1) the affirmative vote of at least eighty percent (80%) of the board of directors; or (2) the affirmative vote of the holders of eighty percent (80%) of the shares entitled to vote for the election of directors. Macatawa's bylaws generally provide that any board vacancy may be filled by an eighty percent (80%) majority of the remaining directors, even if less than a quorum, which is normally a majority of the authorized number of directors.

EXPERTS

          The consolidated financial statements of Macatawa as of December 31, 2009 and 2008, and for each of the three years in the three-year period ended December 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference from Macatawa's Annual Report on Form 10-K for the year ended December 31, 2009, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          Macatawa files annual, quarterly and current reports, proxy statements and other information with the Commission. You can receive copies of such reports, proxy and information statements and other information, at prescribed rates, from the Commission by addressing written requests to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. Our website is http://www.macatawabank.com.

          This prospectus is part of a registration statement on Form S-3 filed by Macatawa with the Commission to register the shares of common stock that may be sold in this offering. This prospectus does not include all of the information contained in the registration statement. For further information about Macatawa and the securities offered by this prospectus, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement, at prescribed rates, at the Commission's public reference facilities at the address listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Securities and Exchange Commission allows Macatawa to "incorporate by reference" information into this prospectus, which means that Macatawa can disclose important information to you by referring you to documents filed separately with the Commission. The information incorporated by reference is considered part of this prospectus, and information that Macatawa files later with the Commission will automatically update and supersede this information.

          This prospectus incorporates by reference the documents listed below that Macatawa previously filed with the Securities and Exchange Commission. Information furnished by Macatawa under any item of any current report on Form 8-K listed below, including the related exhibits, is not incorporated by reference in this prospectus.

Macatawa's Commission file number is 000-25927. These documents contain important information about Macatawa and its finances:
MACATAWA'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION	PERIOD/DATE OF FILING
Annual Report on Form 10-K	Fiscal year ended December 31, 2009

Current Report on Form 8-K	Filed with the Commission on February 24, 2010

The description of our common stock included in our registration statement on Form SB-2 filed under Section 12 of the Securities Exchange Act of 1934, as amended.	Filed with the Commission on February 6, 1998

          Macatawa also incorporates by reference all documents filed by Macatawa with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the completion of the sale of the shares of common stock offered by this prospectus. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Notwithstanding the foregoing, information "furnished" by Macatawa under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. Upon written or oral request, Macatawa will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus.  If you would like to obtain this information from Macatawa, please direct your request, either in writing or by telephone, to the Secretary, Macatawa Bank Corporation, 10753 Macatawa Drive, Holland, Michigan 49424, telephone number (616) 820-1444. Our SEC filings are also available to the public in the "Investor Relations" section of our website, www.macatawabank.com.

Prospectus Supplement

MACATAWA BANK CORPORATION
1,500,000 Shares of Common Stock

          This prospectus supplement is an appendix to a prospectus dated [_________________], 2010, relating to the resale from time to time of up to 1,500,000 shares of our common stock issuable upon the exercise of previously issued stock purchase warrants.

          As of the date of this prospectus supplement, the name of each warrant holder and the number of shares which the warrant holder would acquire by fully exercising the holder's warrant for cash and could offer and sell under the prospectus are listed below:
Name of Warrant Holder	Number of Shares Subject to Warrant

[List to be added by amendment]

The date of this prospectus supplement is [__________________], 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the costs and expenses in connection with the offering and sale of common stock being registered (all amounts are estimated except the Securities and Exchange Commission registration fee). The Company will bear all costs and expenses of the offering.
Securities and Exchange Commission Registration Fee	$962.55
Legal Fees and Expenses	$15,000.00
Accounting Fees and Expenses	$1,000.00
Miscellaneous	$2,000.00

Total	$18,962.55

Item 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Sections 450.1561 through 450.1565 of the Michigan Business Corporation Act contain specific provisions relating to indemnification of directors and officers of Michigan corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct and upon an evaluation of the reasonableness of expenses and amount paid in settlement. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may, in its articles of incorporation, in its bylaws, through a resolution, or through a contract provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

          Our articles of incorporation require indemnification of any Macatawa director or executive who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because he or she is or was a director or executive officer, or is or was serving at the request of Macatawa in another capacity, to the fullest extent permitted by law. We may also indemnify any person who is not a director or executive officer, if the indemnification is authorized by the board of directors.

          Our bylaws implement the mandatory indemnification required by our Articles of Incorporation. The bylaws provide procedures and standards for determination, evaluation and authorization of indemnification. Under the bylaws, we are required to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding before final disposition of the proceeding if the person furnishes a written undertaking to repay the advance if it is ultimately determined that the person did not meet the applicable standard of conduct, if any, required by statute for indemnification. The indemnification provisions in our bylaws are enforceable as a contract.

          Macatawa has entered into Indemnification Agreements with certain of its directors that provide for additional indemnity protection for the directors, consistent with the provisions of the Michigan Business Corporation Act.

Item 16.                      EXHIBITS.

          The following exhibits are filed as part of this Registration Statement:
Exhibit No.	Description

4.1

Restated Articles of Incorporation. Previously filed with the Commission in Macatawa Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2009, Exhibit 3.1. Here incorporated by reference.

4.2	Bylaws. Previously filed with the Commission on November 24, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 3.1. Here incorporated by reference.

4.3

Certificate of Designation of Series A Noncumulative Convertible Perpetual Preferred Stock. Previously filed with the Commission on November 5, 2008 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.4

Certificate of Designation of Series B Noncumulative Convertible Perpetual Preferred Stock. Previously filed with the Commission on July 2, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.5

First Amended Settlement and Release and Warrant Issuance Agreement dated January 30, 2009. Previously filed with the Commission on January 30, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 10.1. Here incorporated by reference.

4.6

Second Amendment to Settlement and Release and Warrant Issuance Agreement dated April 30, 2009. Previously filed with the Commission on May 8, 2009 in Macatawa Bank Corporation's Quarterly Report on Form 10-Q, Exhibit 10. Here incorporated by reference.

4.7

Warrant Agreement between the Company and Registrar and Transfer Company dated June 16, 2009. Previously filed with the Commission on June 19, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.8	Form of Warrant Agreement Addendum. Previously filed with the Commission on July 31, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.9

Form of Warrant Certificate (first series). Previously filed with the Commission on June 19, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.2. Here incorporated by reference.

4.10

Form of Warrant Certificate (second series). Previously filed with the Commission on July 31, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.2. Here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP regarding the legality of the securities being registered.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5).

24	Powers of Attorney.

Item 17.                      UNDERTAKINGS.

          (a)          The undersigned registrant hereby undertakes:

          (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or de-crease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)          That for the purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)          The undersigned registrant hereby undertakes that:

          (1)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holland, State of Michigan, on March 29, 2010.
MACATAWA BANK CORPORATION

By:	/s/ Jon W. Swets
Name: Jon W. Swets Title: Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Ronald L. Haan	Chief Executive Officer (Principal Executive Officer) and Director	March 29, 2010
Ronald L. Haan

/s/ Jon W. Swets	Chief Financial Officer (Principal Financial Officer)	March 29, 2010
Jon W. Swets

*/s/ Richard L. Postma	Director	March 29, 2010
Richard L. Postma

*/s/ Thomas J. Wesholski	Director	March 29, 2010
Thomas J. Wesholski

*/s/ John F. Koetje	Director	March 29, 2010
John F. Koetje

*/s/ Douglas B. Padnos	Director	March 29, 2010
Douglas B. Padnos

*/s/ Robert E. DenHerder	Director	March 29, 2010
Robert E. DenHerder

*/s/ Mark J. Bugge	Director	March 29, 2010
Mark J. Bugge

*/s/ Arend D. Lubbers	Director	March 29, 2010
Arend D. Lubbers

*By:	/s/ Jon W. Swets
Jon W. Swets Attorney-in-Fact

INDEX TO EXHIBITS
Exhibit No.	Description

4.1

Restated Articles of Incorporation. Previously filed with the Commission in Macatawa Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2009, Exhibit 3.1. Here incorporated by reference.

4.2	Bylaws. Previously filed with the Commission on November 24, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 3.1. Here incorporated by reference.

4.3

Certificate of Designation of Series A Noncumulative Convertible Perpetual Preferred Stock. Previously filed with the Commission on November 5, 2008 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.4

Certificate of Designation of Series B Noncumulative Convertible Perpetual Preferred Stock. Previously filed with the Commission on July 2, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.5

First Amended Settlement and Release and Warrant Issuance Agreement dated January 30, 2009. Previously filed with the Commission on January 30, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 10.1. Here incorporated by reference.

4.6

Second Amendment to Settlement and Release and Warrant Issuance Agreement dated April 30, 2009. Previously filed with the Commission on May 8, 2009 in Macatawa Bank Corporation's Quarterly Report on Form 10-Q, Exhibit 10. Here incorporated by reference.

4.7

Warrant Agreement between the Company and Registrar and Transfer Company dated June 16, 2009. Previously filed with the Commission on June 19, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.8	Warrant Agreement Addendum. Previously filed with the Commission on July 31, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.1. Here incorporated by reference.

4.9

Form of Warrant Certificate (first series). Previously filed with the Commission on June 19, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.2. Here incorporated by reference.

4.10

Form of Warrant Certificate (second series). Previously filed with the Commission on July 31, 2009 in Macatawa Bank Corporation's Current Report on Form 8-K, Exhibit 4.2. Here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP regarding the legality of the securities being registered.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5).

24	Powers of Attorney.